EXHIBIT 23.2

                       Consent of Independent Accountants


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                        INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
Beckley Bancorp, Inc.
200 Main Street
Beckley, West Virginia  25801

        We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Beckley Bancorp, Inc. 1996 Directors Stock Option Plan of our report contained in the consolidated financial statements of Beckley Bancorp, Inc. for the fiscal year ended December 31, 1995, included in the Form 10-KSB of Beckley Bancorp, Inc. for the fiscal year ended December 31, 1995.

                                                 /s/Mason & Bashaw, CPA's, A.C.
                                                 Mason & Bashaw, CPA's, A.C.

Beckley, West Virginia
September 13, 1996